THIS AGREEMENT is by and between Carr Miller Capital LLC (CMC), Indigo Energy, Inc. (Indigo), and Gersten Savage (GS).

Whereby an agreement between the parties has been negotiated and executed on or about July 30, 2009, and attached hereto.

Whereby the said agreement will continue in full force and effect, with the exception of the amendments and/or modifications as described below.

> In paragraphs 2 and 5 of the agreement, where a date of August 15, 2009 is indicated, said dates and only said dates, will be extended to reflect a new date of August 21, 2009.

The parties hereby agree to the within stated amendments to their agreement and hereby acknowledge that no other changes have been made or promised, either orally, or in writing and that the original agreement contains the full understanding of the parties as of the date of execution hereon, save the amendment, as stated.

Signatures:

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Everett Miller
Carr Miller Capital

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Steve Durdin
Indigo Energy

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Arthur Marcus
Gersten Savage